UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	November 22, 2019

1st Franklin Financial Corporation
(Exact name of registrant as specified in its charter)

Georgia	2-27985	58-0521233
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

135 East Tugalo Street, P.O. Box 880, Toccoa, Georgia		30577
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code		(706) 886-7571

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions: `

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:  None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [ ]

Section 1 – Registrant’s Business and Operations

Item 1.01 – Entry into a Material Definitive Agreement.

On November 19, 2019, 1st Franklin Financial Corporation (the “Company”) entered into an Amended and Restated Loan and Security Agreement (the “Amended and Restated Loan and Security Agreement”), by and among the Company, Wells Fargo Bank, N.A., as agent for the lenders (“the Agent”), and the other financial institutions from time to time party thereto.  The Amended and Restated Loan and Security Agreement amends and restates the Company’s prior Loan and Security Agreement, originally dated as of September 11, 2009, as amended, in its entirety.

The Amended and Restated Loan and Security Agreement, among other things, increases the amount of borrowings available under the Company’s revolving credit facility to $200.0 million (the “Maximum Principal Amount”) and extends the maturity date to February 28, 2022.  Subject to the terms and conditions of the Amended and Restated Loan and Security Agreement, the Company shall have the right at any time to increase the Maximum Principal Amount (the “Accordion Increase”) in an amount acceptable to the Agent in its sole and absolute discretion; provided however, that the aggregate amount of the Accordion Increase shall not exceed $100.0 million.  Available but unborrowed amounts under the Amended and Restated Loan and Security Agreement are subject to a periodic unused line fee of .50%.  Interest on any outstanding borrowings will bear interest at an annual rate at all times equal to the one-month LIBOR Rate plus the Applicable Margin.  The Applicable Margin is based on the Funded Debt to Adjusted Net Worth Ratio.  If the Funded Debt to Adjusted Net Worth Ratio is less than 2.75 to 1.0, the Applicable Margin will be 2.75%.  The Applicable Margin will be 3.00% if the Funded Debt to Adjusted Net Worth Ration is greater than or equal to 2.75 to 1.0.  The Company’s obligations under the Amended and Restated Loan and Security Agreement are secured by the finance receivables of the Company.

The foregoing description of the Amended and Restated Loan and Security Agreement is qualified in its entirety by reference to the full text of the Amended and Restated Loan and Security Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by this reference.

Section 2 – Financial Information

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Section 9 – Financial Statements and Exhibits

Item 9.01 – Financial Statements and Exhibits.

10.1

Amended and Restated Loan and Security Agreement, dated as of November 19, 2019, by and among the Company, Wells Fargo Bank, N.A., as agent for the lenders, and the other financial institutions from time to time party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1ST FRANKLIN FINANCIAL CORPORATION

By:  /s/ A. Roger Guimond

Name:  A. Roger Guimond

Title:    Executive Vice President and
              Chief Financial Officer

Date:  November 22, 2019